SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K


                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                         Date of Report
               (Date of earliest event reported)
                        February 8, 2002

                     GIANT INDUSTRIES, INC.
    (Exact name of registrant as specified in its charter)

                           Delaware
           (State or jurisdiction of incorporation)

            1-10398                      86-0642718
   (Commission File Number)   (IRS Employer Identification No.)


          23733 North Scottsdale Road
              Scottsdale, Arizona                 85255
     (Address of principal executive offices)   (Zip Code)

        Registrant's telephone number, including area code
                        (480) 585-8888

ITEM 5. OTHER EVENTS

     On February 8, 2002, Giant Industries, Inc. ("Giant") and BP Corporation North America Inc. and BP Products North America Inc. (collectively, "BP") executed an Asset Purchase Agreement pursuant to which Giant will purchase BP's Yorktown, Virginia Refinery and related assets. The purchase price for the assets is $127,500,000, plus the value of inventory at closing. The agreement also provides for an additional payment not to exceed $25,000,000, which is payable over three years commencing January 1, 2003 if certain refining margins levels are met. The transaction is subject to obtaining certain regulatory approvals and satisfying certain contingencies, including the waiver of a right of first refusal held by an adjacent property owner. The transaction is expected to close in the second quarter of 2002. The transaction will be financed with a combination of bank debt and cash on hand. For additional information regarding the transaction, see the Press Release and related information attached hereto as Exhibits 99.1 and 99.2, which documents are incorporated herein by reference.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                   /s/ GARY R. DALKE
                   -------------------------------------
                   Gary R. Dalke
                   Vice President and Accounting Officer
                   (Principal Accounting Officer)

Date: February 12, 2002

                     INDEX TO EXHIBITS


Exhibit
Number                        Description
-------    --------------------------------------------------

 99.1      Press Release, dated as of February 12, 2002.

 99.2      Conference Call Script, dated as of February 12, 2002.